Exhibit 99.1

SKYX Platforms Corp. Reports Second Quarter 2022 Financial Results

Achieves Historic U.S. Standardization Approval Vote by ANSI / NEMA

Miami, FL, August 12, 2022 – SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a “Sky Technologies,” “SKYX” or “the Company”), a Company significantly enhancing safety in homes and buildings as well as smart home lifestyle, with highly disruptive smart platform technologies and over 60 issued and pending patents globally, today announced financial results for the second quarter ended June 30, 2022.

Historic U.S. Standardization Approval Vote

The Company achieved historic U.S. standardization approval vote by ANSI / NEMA, the American National Standards Institute (ANSI) and the National Electrical Manufacturers Association (NEMA), for its safe plug & play ceiling outlet/receptacle.

This month, the Company intends to release a demonstration video of its Gen-1 platform – the safe plug & play ceiling outlet/receptacle – in both standard and smart variants.

SKYX’s universal safe installation specifications for a plug and play ceiling outlet for lighting and fan products has been officially voted on and approved during the third quarter of 2022 by the American National Standards Institute (ANSI) and the National Electrical Manufacturers Association (NEMA), the leading U.S. standardization organizations for the standardization of the SKYX safe weight-bearing plug and outlet/receptacle for ceilings (“SkyPlug”). ANSI is a U.S. standards approval organization, whose standards are regularly specified by most architects and engineers for U.S. residential and commercial buildings to ensure safety, quality and reliability. NEMA is a standards-developing organization that promotes the standardization of major U.S. electrical products for manufacturers.

Second Quarter 2022 Financial Results

Selling, general and administrative expenses (“SG&A”) amounted to $4.6 million for the three months ended June 30, 2022, as compared to $1.0 million in the same year-ago quarter. The increased expenses were primarily driven by $2.3 million in non-cash stock-based compensation expense.

Adjusted SG&A, a non-GAAP measure excluding stock-based compensation, for the three months ended June 30, 2022 amounted to $2.1 million, as compared to $3.2 million in the first quarter of 2022.

Cash used in operations for the six months ended June 30, 2022 amounted to $6.2 million, as compared to $1.8 million in the same year-ago period.

Net loss for the three months ended June 30, 2022 amounted to $4.6 million, as compared to a net loss of $1.1 million in the same year-ago quarter.

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the standard.

SKYX Platforms Corp. (NASDAQ: SKYX) has a series of highly disruptive advanced-safe-smart platform technologies, with over 60 U.S. and global patents and patent pending applications. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://skyplug.com or follow us on LinkedIn.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including with respect to the proposed initial public offering. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. These statements involve risks and uncertainties that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our estimates of the addressable market for our products may prove to be incorrect. The projected demand for our products could materially differ from actual demand. Forward-looking statements speak only as of the date they are made and include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its smart products and technologies, including commencement of presales, the Company’s efforts and ability to drive the adoption of Sky’s Plug Smart Platforms into multi-family residential buildings and communities and adoption by hotels, ability to capture market share, ability to execute on any sales and licensing opportunities, ability to achieve code mandatory status for the SkyPlug, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. In particular, the American National Standards Institute’s (ANSI) and the National Electrical Manufacturers Association’s (NEMA) vote for the standardization of the Company’s weight-bearing plug and outlet/receptacle for ceilings does not guarantee approval by the National Fire Protection Association’s (NFPA) Committee on the National Electrical Code (which consists of multiple code-making panels and a technical correlating committee and develops the National Electrical Code (NEC)) or any other trade or regulatory organization and does not guarantee that any of the Company’s products will become National Electrical Code (NEC)-code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all. There can be no assurance as to any of these matters. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Lucas A. Zimmerman
MZ North America
(949) 259-4987
SKYX@mzgroup.us

NON-GAAP FINANCIAL MEASURE

Management considers selling, general, and administrative expenses, adjusted for non-cash stock compensation, an important indicator in evaluating our business consistently, for strategic and operational purposes (e.g., the use of cash in our operating activities). We use such primary measure to analyze and evaluate the use of our liquidity and intend to continue using such measure until we generate revenues. Such measure eliminates items that do not involve cash outlay. This measure should be considered in addition to, rather than as a substitute, for selling, general and administrative expenses. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure that is included below. Investors should not rely on any single financial measure to evaluate our business.

The following table reconciles selling, general and administrative expenses, as reported to selling, general, and administrative expenses, as adjusted:

	For the Three		For the Three		For the Six
	months ended		months ended		months ended
	June 30,	June 30.	March 31,	March 31,	June 30,	June 30,
	2022	2021	2022	2021	2022	2021
Selling, general and administrative expenses, as reported	$4,565,087	$962,330	$11,947,441	$867,680	$16,512,528	$1,830,010
Non-cash compensation expense	(2,426,307)	(149,943)	(8,767,893)	(187,443)	(11,194,200)	(337,386)
Selling, general, and administrative expenses, as adjusted	$2,138,780	$812,387	$3,179,548	$680,237	$5,318,328	$1,492,624

SKYX Platforms Corp.

Consolidated Balance Sheets

	(Unaudited) June 30, 2022	(Audited) December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$24,682,674	$10,426,249
Inventory	1,253,194	918,651
Prepaid expenses and other assets	1,020,624	41,018
Total current assets	26,956,492	11,385,918

Other assets:
Furniture and equipment, net	266,260	25,710
Patents, net	597,850	540,033
Right-of-use asset	1,384,641	—
Other assets	163,533	2,174
Total other assets	2,412,284	567,917

Total Assets	$29,368,776	$11,953,835

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$2,298,579	$1,029,336
Notes payable, current	403,567	404,648
Operating lease liabilities	241,362	—
Royalty obligation	2,250,000	1,200,000
Total current liabilities	5,193,508	2,633,984

Long term liabilities:
Notes payable	5,313,739	5,492,572
Operating lease liabilities	1,187,402	—
Convertible notes	1,300,000	1,300,000
Royalty obligation	988,000	2,638,000
Total long-term liabilities	8,789,141	9,430,572

Total liabilities	13,982,649	12,064,556

Commitments and Contingent Liabilities:
Redeemable preferred stock - subject to redemption: $0 par value; 20,000,000 shares authorized; 1,880,400 and 13,256,936 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	470,099	3,314,233

Stockholders’ Equity (Deficit):
Common stock and additional paid-in-capital: $0 par value, 500,000,000 shares authorized; and 81,053,486 and 66,295,288 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	110,444,367	70,880,386
Accumulated deficit	(95,528,339)	(74,269,898)
Total stockholders’ equity (deficit)	14,916,028	(3,389,512)
Non-controlling interest	—	(35,442)
Total equity (deficit)	14,916,028	(3,424,954)

Total Liabilities and Stockholders’ Equity (Deficit)	$29,368,776	$11,953,835

SKYX Platforms Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$7,389	$—	$14,360	$100,185
Cost of revenues	(6,122)	—	(11,762)	(82,508)
Gross income (loss)	1,267	—	2,598	17,677
Selling, general and administrative expenses	4,565,087	962,330	16,512,528	1,830,010
(Loss) from operations	(4,563,820)	(962,330)	(16,509,930)	(1,812,333)
Other income / (expense)
Interest expense, net	(81,917)	(144,171)	(172,421)	(281,107)
Other income, Loan forgiveness	—	—	178,250	—
Gain on debt forgiveness (license)	—	7,886	—	7,886

Total other income (expense), net	(81,917)	(136,285)	5,829	(273,221)

Net loss	(4,645,737)	(1,098,615)	(16,504,101)	(2,085,554)
Common stock issued pursuant to antidilutive provisions	—	—	4,691,022	—
Preferred dividends	6,645	32,552	27,876	65,103
Net loss attributed to common shareholders	$(4,652,382)	$(1,131,167)	$(21,222,999)	$(2,150,657)

Net loss per share - basic and diluted	$(0.06)	$(0.02)	$(0.22)	$(0.03)

Weighted average number of common shares outstanding – basic and diluted	80,575,955	64,848,938	76,718,462	64,705,049

SKYX Platforms Corp.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Shares of common stock
Balance, beginning of period	79,217,056	64,834,354	66,295,288	64,515,231
Common stock issued pursuant to offerings	-	152,084	1,650,000	214,957
Common stock issued pursuant to services	94,540	20,000	542,949	55,000
Common stock issued pursuant to conversion of preferred stock	1,400,000	-	11,376,536	200,000
Common stock issued pursuant to exercise of options	236,890	-	436,890	-
Common stock issued pursuant to cashless of warrants	105,000	-	416,750	21,250
Common stock issued pursuant to antidilutive provisions	-	-	335,073	-
Balance, end of period	81,053,486	65,006,438	81,053,486	65,006,438

Common stock and paid-in capital
Balance, beginning of period	$107,595,436	$57,189,864	$70,880,386	$56,197,957
Common stock issued pursuant to offerings	-	1,825,000	20,552,000	2,579,464
Common stock issued pursuant to services	450,216	63,750	6,167,226	165,000
Common stock issued pursuant to conversion of preferred stock	350,000	-	2,844,134	50,000
Stock-based compensation	1,976,090	86,193	5,026,974	172,386
Common stock issued pursuant to exercise of options	72,625	-	282,625	-
Common stock issued pursuant to antidilutive provisions	-	-	4,691,022	-
Balance, end of period	$110,444,367	$59,164,807	$110,444,367	$59,164,807

Accumulated Deficit
Balance, beginning of period	$(90,875,958)	$(69,429,519)	$(74,269,898)	$(68,410,028)
Net loss	(4,645,737)	(1,098,615)	(16,504,101)	(2,085,554)
Non-controlling interest	-	-	(35,442)	-
Common stock issued pursuant to antidilutive provisions	-	-	(4,691,022)	-
Preferred dividends	(6,644)	(32,551)	(27,876)	(65,103)
Balance, end of period	$(95,528,339)	$(70,560,685)	$(95,528,339)	$(70,560,685)

Total Stockholders’ Equity (Deficit)	$14,916,028	$(11,395,878)	$14,916,028	$(11,395,878)